UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
January 2, 2013

FROZEN FOOD EXPRESS INDUSTRIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4305 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 2, 2013, Frozen Food Express Industries, Inc., (the "Company") received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market ("NASDAQ") indicating that, for the last 30 consecutive business days, the bid price for the Company's common stock has closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Global Select Market under Listing Rule 5450(a)(1).

NASDAQ's notification letter has no effect on the listing of the Company's common stock at this time.  In accordance with Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 1, 2013, to regain compliance with the minimum $1.00 price per share requirement.  To regain compliance, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days prior to July 1, 2013. The NASDAQ staff would provide written notification to the Company upon its regaining compliance.

If the Company is unable to regain compliance with this listing deficiency by July 1, 2013, the Company may be eligible to receive an additional 180 calendar days to regain compliance. To qualify, the Company must submit by July 1, 2013 an application to transfer its common stock to The NASDAQ Capital Market, meet NASDAQ's continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, other than the $1.00 minimum bid price requirement, and provide written notice of the Company's intention to cure the deficiency during the additional 180 day compliance period by effecting a reverse stock split, if necessary.  If the Company meets these requirements and the NASDAQ staff believes the Company will be able to cure the deficiency, the NASDAQ staff will inform the Company it has been granted an additional 180 calendar days to regain compliance. However, if the NASDAQ staff concludes that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, the NASDAQ staff will provide the Company with a notice that its common stock is subject to being delisted from The NASDAQ Global Select Market. At that time, NASDAQ rules permit the Company to appeal such delisting determination to a NASDAQ hearings panel.

The Company will continue to monitor the bid price for its common stock and evaluate its various options available if its common stock does not trade at a level that is likely to regain compliance.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: January 4, 2013	By:	/s/ John R. McManama
John R. McManama Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)